SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
June 7, 2007

(Date of earliest event report)
WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)
Federal Way, Washington 98063-9777

(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code:
(253) 924-2345
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE
SIGNATURES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C., 20549
ITEM 7.01. REGULATION FD DISCLOSURE
On June 7, 2007, Weyerhaeuser Company issued a press release stating the following:
Weyerhaeuser Announces Results of Maximum Tender Offers
FEDERAL WAY, Wash. (June 7, 2007) — Weyerhaeuser Company (NYSE:WY) announced the expiration, as of 12:00 midnight, New York City time on June 6, 2007, of its previously announced Maximum Tender Offers for up to $519,483,000 in aggregate principal amount of securities. According to the terms set forth in the Offer to Purchase dated May 9, 2007, $595,211,000 in aggregate principal amount of securities were validly tendered and accepted for purchase, resulting in a Final Proration Factor of approximately 20.27% for the 6.95% Debentures due August 1, 2017.
As previously announced, $305,517,000 in aggregate principal amount of securities in the Any and All Offers, which expired on May 16, 2007, were validly tendered and accepted for purchase on May 17, 2007. The table below more fully describes results of the Maximum Tender Offers:

			Percentage
	Principal	Principal	of
	Amount	Amount	Outstanding	Acceptance
Title of	Outstanding	Tendered	Amount	Priority
Security	(US$)	(US$)	Tendered	Level

Offer for Securities Listed Below: Maximum Tender Offers

7.50% Debentures due March 1, 2013	$250,000,000	$94,389,000	37.76%	1

7.95% Debentures due March 15, 2025	$250,000,000	$113,967,000	45.59%	2

7.85% Debentures due July 1, 2026	$200,000,000	$100,101,000	50.05%	3

5.95% Debentures due November 1, 2008	$524,873,000	$191,810,000	36.54%	4

6.95% Debentures due August 1, 2017	$300,000,000	$94,944,000	31.65%	5

The terms and conditions of the Offers, including the conditions to Weyerhaeuser’s obligation to accept any securities tendered and to pay the applicable Full Tender Offer Consideration, plus accrued and unpaid interest, are set forth in the Offer to Purchase. Each Offer was conditioned upon the satisfaction of certain conditions described in the Offer to Purchase.
J.P. Morgan Securities Inc. and Banc of America Securities LLC were the dealer managers for the Offers. Morgan Stanley & Co. Inc. and Citigroup Global Markets, Inc. were the co-dealer managers for the Offers. Global Bondholder Services Corporation was the Depositary and Information Agent. This news release is neither an offer to purchase nor a solicitation of an offer to sell the securities. The Offers were made only by the Offer to Purchase and the information in this news release is qualified by reference to the Offer to Purchase. Persons with questions regarding the offers should contact J.P. Morgan Securities Inc. toll free at (866) 834-4666 or collect at (212) 834-4077, Attn. Liability Management Group or Banc of America Securities LLC toll free at (866) 475-9886 or collect at (704) 386-4603, Attn. Liability Management Group.
Weyerhaeuser Company, one of the world’s largest forest products companies, was incorporated in 1900. In 2006, sales were $21.9 billion. It has offices or operations in 18 countries, with customers worldwide. Weyerhaeuser is principally engaged in the growing and harvesting of timber; the manufacture, distribution and sale of forest products; and real estate construction, development and related activities. Additional information about Weyerhaeuser’s businesses, products and practices is available at www.weyerhaeuser.com.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

	By	/s/ Jeanne Hillman

	Its:	Vice President and Chief Accounting Officer

Date: June 7, 2007